Exhibit 99.1

Exhibit 99.1

SPECIAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

October 2, 2007 - 1:00 P.M. ET

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030303000000001000 1

100207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

FOR AGAINST ABSTAIN

1. TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ENTERED INTO BY COMMUNITY BANKS, INC. AND SUSQUEHANNA BANC-SHARES, INC., DATED AS OF JULY 25, 2007.

FOR AGAINST ABSTAIN

2. TO AMEND SUSQUEHANNA’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUSQUEHANNA BANCSHARES, INC. COMMON STOCK TO 200,000,000.

FOR AGAINST ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR THE AMENDMENT OF SUSQUEHANNA’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUSQUEHANNA BANCSHARES, INC. COMMON STOCK TO 200,000,000 AND FOR THE DISCRETION OF PROXIES TO VOTE UPON OTHER BUSINESS OR ADJOURNMENTS OR POSTPONEMENTS.

THE APPROVAL OF EACH OF THE MATTERS LISTED ABOVE IS NOT RELATED TO OR CONDITIONED UPON THE APPROVAL OF ANY OTHER MATTER.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Special Meeting of Shareholders October 2, 2007, at 1:00 P.M. ET The Hershey Lodge and Convention Center – Great American Hall

DETACH ADMISSION TICKET HERE

1

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc.

For the Special Meeting of Shareholders on October 2, 2007

I(We) revoking all prior proxies hereby constitute and appoint Ronald L. Fry and Samuel G. Reel, Jr., and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Special Meeting of Shareholders of Susquehanna to be held at Susquehanna Bank PA, 1570 Manheim Pike, Lancaster, Pennsylvania 17601 on Tuesday, October 2, 2007 at 1:00 p.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is not specified, my shares will be voted FOR the approval and adoption of the merger agreement and FOR the amendment of Susquehanna’s articles of incorporation to increase the number of authorized shares of Susquehanna common stock to 200,000,000.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

SPECIAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

October 2, 2007 - 1:00 P.M. ET

ADMISSION TICKET - Bring this ticket with you for admission to the meeting.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. - OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030303000000001000 1

100207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ENTERED INTO BY COMMUNITY BANKS, INC. AND SUSQUEHANNA BANC-SHARES, INC., DATED AS OF JULY 25, 2007.

2. TO AMEND SUSQUEHANNA’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUSQUEHANNA BANCSHARES, INC. COMMON STOCK TO 200,000,000.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR THE AMENDMENT OF SUSQUEHANNA’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUSQUEHANNA BANCSHARES, INC. COMMON STOCK TO 200,000,000 AND FOR THE DISCRETION OF PROXIES TO VOTE UPON OTHER BUSINESS OR ADJOURNMENTS OR POSTPONEMENTS.

THE APPROVAL OF EACH OF THE MATTERS LISTED ABOVE IS NOT RELATED TO OR CONDITIONED UPON THE APPROVAL OF ANY OTHER MATTER.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.